UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): December 8, 2010

Rosetta Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51801	43-2083519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

717 Texas, Suite 2800 Houston, TX		77002
(Address of principal executive offices)		(Zip Code)

713-335-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 8, 2010, the Board of Directors of Rosetta Resources Inc. (the “Company”) adopted and approved certain amendments (the “Amendments”) to the advance notice provisions contained in the Company’s amended and restated bylaws (the “Bylaws”).  The Bylaws require a stockholder to provide notice in proper written form with respect to (1) any business matter such stockholder proposes to bring before any annual meeting of stockholders and (2) any person whom a stockholder proposes to nominate for election as a director at any annual meeting of stockholders or at any special meeting of stockholders called for the purpose of electing directors.  The Amendments modify the advance notice provisions in the Company’s Bylaws to, among other things, require additional disclosure of derivative, swap or other transactions for the purpose or effect of giving a person economic risk similar to ownership of shares of common stock of the Company, without regard to whether such transactions convey voting rights or are capable of being settled in shares of the Company.  The purpose of the Amendments is to provide the Company and its stockholders with adequate information to become informed and respond to proposals and nominations brought by stockholders for consideration at annual or special meetings of the Company’s stockholders.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the amended and restated bylaws of the Company, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Exhibit 3.2 to this Form 8-K is a marked copy of the amended and restated bylaws of the Company showing the changes effected by the amendments on December 8, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	3.1	Amended and Restated Bylaws of Rosetta Resources Inc. adopted as of December 9, 2008 and as amended on December 8, 2010.
	3.2	Marked Copy of Amended and Restated Bylaws of Rosetta Resources Inc. showing changes effected by the amendments on December 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 9, 2010	ROSETTA RESOURCES INC.

	By:	/s/ MICHAEL J. ROSINSKI
Michael J. Rosinski
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Rosetta Resources Inc. adopted as of December 9, 2008 and as amended on December 8, 2010.
3.2	Marked Copy of Amended and Restated Bylaws of Rosetta Resources Inc. showing changes effected by the amendments on December 8, 2010